UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)              February 17, 2004
                                                              -----------------


                                  CERBCO, INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


 0-16749                                                             54-1448835
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(Commission File Number)                      (IRS Employer Identification No.)



3421 Pennsy Drive, Landover, Maryland                                20785-1608
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(Address of principal executive offices)                             (Zip Code)



               Registrant's telephone number including area code:
                              (301) 773-1784 (tel)
                              (301) 322-3041 (fax)


                                      None
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          (Former name or former address, if changed since last report)





Item 5. Other Events.

     See press release of the registrant dated February 17, 2004 attached hereto.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2004                 CERBCO, Inc.
                                        ---------------------------------------
                                        (Registrant)


                                        By: /s/ Robert W. Erikson
                                        ---------------------------------------
                                        Robert W. Erikson
                                        President

                                                                  PRESS RELEASE
                                                          For Immediate Release



                  CERBCO REPORTS SECOND QUARTER FY 2004 RESULTS

     LANDOVER, MD, February 17, 2004 - CERBCO, Inc. [OTC: CERB] reported consolidated earnings from continuing operations of $41,935 ($0.03 per share), a consolidated loss from discontinued operations of -$90,899 (-$0.06 per share) and a consolidated net loss of -$48,964 (-$0.03 per share) for the second quarter of fiscal year 2004 ended December 31, 2003. For the first six months of fiscal year 2004, the Company reported a consolidated loss from continuing operations of -$810,499 (-$0.55 per share), consolidated earnings from discontinued operations of $1,276,197 ($0.86 per share) and consolidated net earnings of $465,698 ($0.31 per share). Sales of $0.1 million and $1.9 million recognized by INEI Corporation ("INEI"), the Company's majority-controlled and, prior to September 5, 2003, only-operating segment, for the three months and six months ended December 31, 2003, respectively, are included in the earnings
(loss) from discontinued operations.

                         CONSOLIDATED FINANCIAL SUMMARY

                                                            Three Months Ended           Six Months Ended
                                                               December 31,                 December 31,
                                                  ------------------------------    ------------------------------
                                                      2003               2002            2003             2002
                                                      ----               ----            ----             ----

Sales                                               $       -        $       -         $        -       $       -
                                                    =========        =========         ==========       =========

Earnings (Loss) from Continuing Operations          $  41,935        $(102,157)        $ (810,499)      $(284,827)

Earnings (Loss) from Discontinued Operations
                                                      (90,899)        (236,629)         1,276,197        (347,360)
                                                    ---------        ---------         ----------       ---------

Net Earnings (Loss)                                 $ (48,964)       $(338,786)        $  465,698       $(632,187)
                                                    =========        =========         ==========       =========

Basic and Diluted Loss per Share:

Earnings (loss) from continuing operations          $    0.03        $   (0.07)        $    (0.55)      $   (0.19)

Earnings (loss) from discontinued operations            (0.06)           (0.16)              0.86           (0.24)
                                                    ---------        ---------         ----------       ---------

Net earnings (loss) per share                       $   (0.03)       $   (0.23)        $     0.31       $   (0.43)
                                                    =========        =========         ==========       =========

Basic and Diluted Weighted Average Shares
    Outstanding                                     1,483,717        1,482,956          1,483,336       1,482,956


     The Company attributed its favorable results for the first six months of fiscal year 2004 to the discontinued operations of INEI. INEI recognized net earnings of $3,260,894 for the six months, primarily due to a $5.0 million gain on the sale of substantially all of its business under an Asset Sale closed on September 5, 2003 for $5.5 million. For this current six-month period, INEI contributed earnings from discontinued operations of $1,276,197 (39.1%) to the Company.

     Until the Asset Sale, INEI and its subsidiaries were engaged in the trenchless rehabilitation of underground sewers and other pipelines primarily using cured-in-place pipe ("CIPP") rehabilitation processes. INEI and, consequently, the Company, has not had any ongoing operations subsequent to the Asset Sale, other than those of Try Tek Machine Works, Inc. ("Try Tek"), a wholly-owned subsidiary of INEI. Try Tek's operations have been significantly curtailed since May 2003.

     In parallel with the Asset Sale, the INEI Board of Directors has continued to undertake certain additional transactions designed to maximize INEI stockholder value, including the sale of other excess equipment not included in the Asset Sale and, in December 2003, the sale of all of INEI's real property in Landover, MD. INEI currently anticipates that additional transactions will take the form of the liquidation of its remaining assets, including the sale or disposition of the assets of Try Tek, and the satisfaction of INEI's liabilities, including personnel termination and related costs, sale transaction expenses and other final liquidation costs.

     INEI held as of December 31, 2003:

          o one parcel of improved real property located in Hanover, PA, used to house the business of Try Tek, which custom designs and builds machinery, including machinery used to rehabilitate pipelines using CIPP processes;

          o cash and cash equivalents in the approximate amount of $8.7 million, substantially all of which represents residual net proceeds from the sales of INEI's property, equipment and other assets;

          o residual inventory and equipment not part of the Asset Sale in the approximate amount of $500,000; and

          o    accounts receivable in the approximate amount of $600,000.

     On September 24, 2003, the INEI Board of Directors concluded that dissolution of INEI, liquidation and distribution of its assets would be in the best interest of INEI and its stockholders. The INEI Board preliminarily adopted a plan of dissolution and liquidation and intends in due course to submit a definitive plan and a final form of proposed dissolution to a vote of stockholders at the next annual meeting, currently anticipated to be held during the quarter ending June 30, 2004.

     Likewise, on September 24, 2003, the Company's Board of Directors also concluded that dissolution of the Company, liquidation and distribution of its assets would be in the best interest of the Company and its stockholders. The CERBCO Board also preliminarily adopted a plan of dissolution and liquidation and intends in due course to submit a definitive plan and a final form of proposed dissolution to a vote of its stockholders at the Company's next annual meeting, also currently anticipated to be held during the quarter ending June 30, 2004.

     In connection with the contemplated dissolution proposal, while the Company at the present time is not able to predict with certainty the actual realizable value of its remaining assets, the ultimate settlement amount of its liabilities or the amounts it actually will expend during the liquidation process, it currently anticipates that the amount ultimately distributable to its stockholders will be between $8.50 and $11.50 per share of Common Stock and Class B Common Stock. To the extent that the value of its assets is less, or the amount of its liabilities or the amounts that it expends during liquidation are greater, than the Company anticipates, its stockholders may receive substantially less than the Company presently anticipates or nothing at all.

     This press release contains forward-looking statements, which are inherently uncertain and therefore amplify evaluation risks. The Company's future plans and results could differ materially from those currently anticipated due to a number of factors, including, without limitation, changes in interest rates and general economic conditions, legislative/regulatory changes and other factors set forth in reports and documents filed by the Company with the Securities and Exchange Commission from time to time.

     CERBCO, Inc. [OTC:CERB] is a parent holding company with controlling interest in INEI Corporation [OTC:INEI] (formerly known as Insituform East, Incorporated).

                                      * * *
Contact:      Robert W. Erikson                       George Wm. Erikson
              President                               Chairman
              (301) 773-1784                          (301) 773-1784